EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

SCICLONE PHARMACEUTICALS INTERNATIONAL LIMITED

SCICLONE PHARMACEUTICALS ITALY SRL

SCICLONE JAPAN K.K.

SCICLONE DO BRASIL – PRODUTOS FARMACEUTICOS LTDA

SCICLONE PHARMACEUTICALS INTERNATIONAL HOLDING LTD